                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.



                                December 9, 1999

Crossroads Systems Inc.
9390 Research Boulevard, Suite II-300
Austin, TX 78759

     Re: Crossroads Systems Inc. (the "Company") Registration Statement for
         Offering of an Aggregate of 4,318,923 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Crossroads Systems Inc., a Delaware corporation (the "Company") in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) an initial reserve of 3,868,923 shares of the Company's common stock (the "Shares") for issuance under the Company's 1999 Stock Incentive Plan (the "Incentive Plan") and (ii) an initial reserve of 450,000 Shares for issuance under the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"), (collectively, the "Plans").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the (a) provisions of option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, (b) duly authorized direct stock issuances in accordance with the Incentive Plan and in accordance with the Registration Statement, or (c) duly authorized stock purchase rights granted and exercised under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares issuable under such Plans.

                                       Very truly yours,

                                       /s/  BROBECK, PHLEGER & HARRISON LLP

                                       BROBECK, PHLEGER & HARRISON LLP